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                                                             EXHIBIT 10.54

                   [DONALDSON, LUFKIN & JENRETTE LETTERHEAD]


                                         September 18, 1998

PRIVATE AND CONFIDENTIAL

The Harvey Entertainment Company
1999 Avenue of the Stars, Suite 2050
Los Angeles, CA 90067-6055

Attention: Mr. Michael S. Hope

Gentlemen:

           This letter agreement (the "Agreement") confirms our understanding that The Harvey Entertainment Company (the "Company") has engaged Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its exclusive financial advisor for a period of 12 months, commencing upon your acceptance of this Agreement, with respect to the sale, merger, consolidation or any other business combination, in one or a series of transactions, involving all or a substantial amount of the business, securities or assets of the Company, any repurchase by the Company of a significant amount of its securities, any recapitalization of the Company or any spin-off, split-off or other extraordinary dividend of cash, securities or other assets to stockholders of the Company (each a "Transaction").

           As discussed, we propose to undertake certain services on your behalf, to the extent requested by you, which shall consist of the following:
(i) assisting you in preparing an offering memorandum describing the Company, its operations, its historical performance and its future prospects; (ii) identifying and contacting selected qualified acquirors acceptable to you; (iii) arranging for potential acquirors to conduct business investigations; (iv) negotiating the financial aspects of any proposed Transaction under your guidance; and (v) delivering an opinion to the Board of Directors of the Company, if requested, as to the fairness from a financial point of view of the consideration to be received by the stockholders of the Company in any proposed Transaction. The scope, form and substance of the opinion referred to in clause
(v) shall be such as DLJ considers appropriate and, in the case of a stock-for-stock merger, may be an opinion as to the fairness from a financial point of view of the ratio to be applied for the exchange of common shares in the merger.

           As compensation for the services to be provided by DLJ, the Company agrees (i) to pay to DLJ (a) a retainer fee of $150,000 payable on January 31, 1999, or, if earlier, upon termination by the Company of this Agreement, (b) additional cash compensation as set forth below, and (c) a fee of $350,000 at the time DLJ notifies the Board of Directors of the Company that it is prepared to deliver DLJ's opinion referred to in clause (v) of the preceding paragraph, irrespective of the conclusion reached therein, and an additional fee of $50,000 for each update of a prior opinion delivered by DLJ with respect to a Transaction, and (ii) upon request by DLJ from time to time, to reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with their engagement hereunder, whether or not a Transaction is consummated, provided that such reimbursable expenses shall not exceed $75,000 without the Company's prior written consent. As DLJ will be acting on your behalf, the Company agrees to the



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The Harvey Entertainment Company                              September 18, 1998
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indemnification and other obligations set forth in Schedule I attached hereto, which Schedule is an integral part hereof.

           The additional cash compensation referred to in clause (i)(b) above (the "success fee") shall be an amount equal to * % of the Enterprise Value (as defined below) up to $ *, plus * % of the incremental Enterprise Value above
$ * up to $ *, plus * % of the incremental Enterprise Value above $ *, less the amount paid by the Company pursuant to clause (i)(a) above. The "Enterprise Value" of the Company shall be equal to the aggregate value of outstanding common stock of the Company (including the value of any shares issuable upon exercise of options, warrants or other rights of conversion (each, net of exercise price)), plus the amount of any debt (for borrowed money) assumed, acquired, remaining outstanding, retired or defeased or preferred stock redeemed or remaining outstanding in connection with the Transaction. Such additional compensation shall be payable in cash at consummation of a Transaction. For purposes of this Agreement, a Transaction shall be deemed to have been consummated upon the earlier of any of the following events to occur: (a) the acquisition of at least a majority of the outstanding equity securities of the Company calculated on a fully-diluted basis; (b) a merger or consolidation of the Company or an affiliate of the Company with another person where the Company's stockholders own less than a majority of the outstanding equity securities of the surviving entity calculated on a fully-diluted basis; (c) the acquisition by another person of at least a majority of the Company's assets; or
(d) in the case of any other Transaction, the consummation thereof.

           The value per share of common stock of the Company, for purposes of calculating our additional compensation, shall be (i) in the event the consideration for such common stock is in the form of cash and/or securities with an existing public trading market (including any such securities subject to resale restrictions), such value shall be determined by the amount of cash to be paid per share of common stock being acquired and/or the last sales price for such securities on the last trading day thereof prior to the consummation of the Transaction, or otherwise, (ii) the fair market value thereof, as the parties hereto shall mutually agree, on the day prior to the consummation of the Transaction. In the event that all or some portion of the consideration is related to the future earnings or operations of the Company, the portion of DLJ's compensation relating thereto shall be calculated and shall be paid at the time the Transaction is consummated (as determined by the preceding paragraph) based upon the estimated net present value thereof.

           The Company shall make available to DLJ all financial and other information concerning its business and operations that DLJ reasonably requests as well as any other information relating to any Transaction prepared by the Company or any of its other advisors. In performing their services hereunder (including, without limitation, in giving an opinion of the type referred to in the second paragraph hereof), DLJ shall be entitled to rely without investigation upon all information that is available from public sources as well as all other information supplied to them by or on behalf of the Company or its advisors or an acquiror or potential acquiror or its advisors and shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same or to conduct any appraisal of assets or liabilities. To the extent consistent with legal requirements, all information given to DLJ by the Company, unless publicly available or otherwise available to DLJ without restriction or breach of any confidentiality agreement, will be held by DLJ in confidence and will not be disclosed to anyone other than DLJ's agents and advisors without the Company's prior approval or used for any purpose other than those referred to in this Agreement.


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The Harvey Entertainment Company                              September 18, 1998
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           Any opinion requested by the Company and any advice, written or oral, provided by DLJ pursuant to this Agreement will be treated by the Company as confidential, will be solely for the information and assistance of the Company in connection with its consideration of the Transaction and will not be reproduced, summarized, described or referred to, or furnished to any other party or used for any other purpose, except in each case with our prior written consent. It is further understood and agreed that, in the event that any opinion of DLJ pursuant to this Agreement is to be included in any proxy statement, offer to purchase or Schedule 14D-9 mailed in connection with the Transaction, the opinion will be reproduced therein in full and any description of or reference to DLJ or any summary of the opinion or presentation of DLJ included in such document shall be in form and substance acceptable to DLJ and its legal counsel.

           In order to coordinate our efforts with respect to a possible Transaction satisfactory to the Company, during the period of our engagement hereunder neither the Company nor any representative thereof (other than DLJ) will initiate discussions regarding a Transaction except through DLJ. In the event the Company or its management receives an inquiry regarding a Transaction, it will promptly advise DLJ of such inquiry in order that we may evaluate such prospective purchaser and its interest and assist the Company in any resulting negotiations.

           This Agreement may be terminated by either the Company or DLJ upon receipt of written notice to that effect by the other party. Upon any termination or expiration of this Agreement, DLJ will be entitled to prompt payment of all fees accrued prior to such termination or expiration and reimbursement of all out-of-pocket expenses as described above. The indemnity and other provisions contained in Schedule I will also remain operative and in full force and effect regardless of any termination or expiration of this Agreement.

           In addition, if at any time prior to 9 months after the termination by the Company or expiration of this Agreement a Transaction is consummated, DLJ will be entitled to payment in full of the compensation described in the fourth paragraph of this Agreement.

           It is understood that if the Company completes a transaction (including, but not limited to, a partial or complete liquidation) in lieu of any Transaction, either during the term of this Agreement or at any time prior to 9 months after termination by the Company or expiration of this Agreement, DLJ and the Company will in good faith mutually agree upon acceptable compensation for DLJ taking into account, among other things, the results obtained and the custom and practice of investment bankers of international standing acting in similar transactions.

           The Company further agrees that it will not enter into any transaction referred to in either of the two preceding paragraphs unless, prior to or simultaneously with such transaction, adequate provision is made with respect to the payment of compensation to DLJ as contemplated by such paragraphs.

           Please note that DLJ is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of our trading and brokerage activities, DLJ or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or on the accounts of customers, in debt or equity securities or bank or other senior debt of the Company or other entities that may be involved in the Transaction. We recognize our responsibility for compliance with Federal laws in connection with any such activities.



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The Harvey Entertainment Company                              September 18, 1998
Page 4

           The Company acknowledges and agrees that DLJ has been retained solely to provide the advice or services set forth in this Agreement. DLJ shall act as an independent contractor, and any duties of DLJ arising out of its engagement hereunder shall be owed solely to the Company.

           This Agreement shall be binding upon and insure to the benefit of the Company, DLJ, each Indemnified Person (as defined in Schedule I) and their respective successors and assigns.

           This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

           The Company irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this letter (including
Schedule I). The Company hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to the Company shall be effective service of process for any action, suit or proceeding brought in any such court. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon such judgment. The prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to recover from the non-prevailing party all of the attorney fees and other expenses the prevailing party may incur in such suit, action or proceeding and in any subsequent suit to enforce a judgment.

           If any term, provision, covenant or restriction contained in this Agreement, including Schedule I, is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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The Harvey Entertainment Company                              September 18, 1998
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After reviewing this Agreement, please confirm that the foregoing is in accordance with your understanding by signing and returning to me the duplicate of this letter attached hereto, whereupon it shall be our binding Agreement.

                                            Very truly yours,




                                            DONALDSON, LUFKIN & JENRETTE
                                               SECURITIES CORPORATION


                                            By:  /s/ BRIAN J. MCLOUGHLIN
                                                 -------------------------------
                                                 Brian J. McLoughlin
                                                 Senior Vice President


Accepted and agreed to
this 18th day of September, 1998

THE HARVEY ENTERTAINMENT COMPANY

By:  /s/ MICHAEL S. HOPE
     ------------------------------
     Michael S. Hope
     Chief Financial Officer


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                                   SCHEDULE I

           This Schedule I is a part of and is incorporated into that certain letter agreement (together, the "Agreement"), dated September 11, 1998 by and between The Harvey Entertainment Company (the "Company"), and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ").

           The Company agrees to indemnify and hold harmless DLJ and its affiliates, and the respective directors, officers, agents and employees of DLJ and its affiliates (DLJ and each such entity or person, an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively "Liabilities"), and will reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation or arbitration and whether or not any Indemnified Person is a party (collectively, "Actions"), arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided that the Company will not be responsible for any Liabilities or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted from such Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement (including, without limitation, its rights under this Schedule I).

           Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall, if requested by DLJ, assume the defense of any such Action including the employment of counsel reasonably satisfactory to DLJ. Any Indemnified Person shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there are one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company will not, without prior written consent of DLJ (which consent shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified


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Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action.

           In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company and its shareholders, on the one hand, and to DLJ, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and DLJ, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by DLJ, pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company and its shareholders, on the one hand, and to DLJ, on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or the Company's shareholders, as the case may be, in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid or to be paid to DLJ under this Agreement.

           The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

           The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.